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                                                                    EXHIBIT 10.4

                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT
                              --------------------

         This Amendment to Employment Agreement is hereby entered into by and between Opticon Medical, Inc., an Iowa corporation (the "Company") and William
J. Post, an individual resident of the State of Ohio (the "Executive") as of the 12th day of February, 1998.

         Whereas, the Company and Executive are parties to an Employment Agreement, dated as of March 10, 1997, by and between the Company and the Executive (the "Employment Agreement"), which the parties now desire to amend;

         Whereas, pursuant to Section 4.02 of the Employment Agreement, Executive is eligible for a cash bonus of $60,000 payable in two equal installments on September 10, 1997 and March 10, 1998 upon the achievement of milestones set by the Company's Board of Directors;

         Whereas, the Company acknowledges that the milestones underlying such bonus have been met and that the Executive has earned the bonus in accordance with the Employment Agreement;

         Whereas, the Company was unable to pay Executive the first installment of the bonus on September 10, 1997 because of the Company's limited financial resources, and it is unlikely that the Company will be able to pay Executive the second bonus installment on March 10, 1998;

         Whereas, Executive and the Company desire to amend the Employment Agreement to provide that interest shall accrue on the unpaid bonus payments and to provide for the conversion of the unpaid bonus payments and interest accrued thereon into equity in the Company;

         NOW THEREFORE, in consideration of the mutual promises contained herein, Company and the Executive agree to amend the Employment Agreement as follows:

         1. The Employment Agreement is hereby amended by the addition of the following sentence at the end of Section 4.02:

                  The bonus payments due and payable to Executive on September 10, 1997 and March 10, 1998 shall not be paid to Executive until January 31, 1999, and shall accrue interest at the annual rate of ten (10) percent from the respective due date of each bonus payment until January 31, 1999, the date the bonus payments and all accrued interest thereon shall be due and payable.

         2. The Employment Agreement is hereby amended by the addition of the following as Section 4.07:



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                  4.07 CONVERSION OF BONUS. Notwithstanding any other provision in this Agreement to the contrary, upon the Company's sale during calendar year 1998 of at least $2,000,000 aggregate of its Common Stock, Convertible Preferred Stock, Series A, or a new series of preferred stock established by the Company (the "1998 Offering"), the amount of unpaid bonus payments and accrued interest to date thereon shall be converted into Common Stock of the Company. The unpaid bonus amount and accrued interest shall be converted into the number of shares of bonus amount and accrued interest being converted into the number of shares of the Company's Common Stock equal to the unpaid bonus payments and accrued interest being converted, less the amount required to be withheld by the Company for federal and state taxes, divided by the lesser of (i) the per share price paid for the securities in the 1998 Offering or
                  (ii) $1.50 (the "Conversion Price"); provided, however if the 1998 Offering is an offering of the Company's Convertible Preferred Stock, Series A, or a new series of preferred stock established by the Company and the per share price paid in such offering is $1.50 or less, then the unpaid bonus amount and accrued interest thereon, less the amount required to be withheld by the Company for federal and state taxes, shall be converted into the preferred stock offered in the 1998 Offering in lieu of the Company's Common Stock. In addition, concurrently with the conversion of the unpaid bonus payments and accrued interest into stock of the Company, the Company shall issue a warrant to Executive exercisable for ten (10) years from the date of issue for that number of shares of Common Stock of the Company equal to the number of shares of Company stock, either common or preferred, into which the unpaid bonus amount and accrued interest is converted pursuant to this section. The exercise price for the warrant shares shall be equal to the Conversion Price. The warrant shall be in substantially the same form as the Series 1998 Warrants to be issued by the Company pursuant to the terms of the Series 1998 Convertible Debentures issued by the Company, which form is attached hereto as an exhibit.

         3. All other provisions of the Employment Agreement shall remain in full force and effect and shall not be modified by this Amendment.



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         IN WITNESS WHEREOF, the Executive and the Company have executed this
Amendment as of the date first written above.

                                            OPTICON MEDICAL INC.



                                            By /s/ Walter L. Sembrowich
                                               ---------------------------------
                                               Walter L. Sembrowich,
                                               Chairman of the Board


                                            WILLIAM J. POST

                                                /s/ William J. Post
                                                --------------------------------


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